EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 333-48076 and 333-101010) pertaining to the 2002 Stock Option Plan and in the Registration Statement (Form S-3 No. 333-72932) of Rockford Corporation of our report dated February 7, 2003, except for Note 15 for which the date is February 19, 2003, with respect to the consolidated financial statements and schedule of Rockford Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Phoenix, Arizona
March 6, 2003